UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 31, 2010
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

(b) On August 31, 2010, the Company announced that Thomas M. Ohlmacher, President and Chief Operating Officer of its Non-regulated Energy Group intends to retire from the Company in March 2011 after 36 years of service with the Company.

As a result of this upcoming retirement, the Company announced a new organization structure.  Linden R. Evans, President and Chief Operating Officer for the Utilities will take on an expanded role that includes the power generation and coal mining operations.  Victoria Campbell, Vice President and General Manager of Enserco, the Company’s energy marketing business, will begin reporting directly to David R. Emery, the Company’s Chairman, President and Chief Executive Officer.  John B. Vering, Interim President and General Manager of Black Hills Exploration and Production, the Company’s oil and gas business, will continue to report to Mr. Emery.

Through March 2011, Mr. Ohlmacher will remain Chief Operating Officer Non-regulated Energy for the Company, to facilitate the transfer of responsibilities and to perform in an advisory role on special projects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Anthony S. Cleberg
Anthony S. Cleberg
Executive Vice President
and Chief Financial Officer

Date: September 1, 2010

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